UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

[Exact Name of registrant as specified in its charter]

Nevada	33-1176182
[State of incorporation or organization]	[I.R.S. Employer Identification No.]

4093 Oceanside Boulevard, Suite B, Oceanside, California	92056
[Address of principal executive offices]	[Zip Code]

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  X .

Securities Act registration statement file number to which this form relates: 333-147560

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

[Title of class]

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (registration file no. 333-147560) as filed with the Securities and Exchange Commission on November 21, 2007, which description is herein incorporated by reference.  Such description is hereby modified to reflect the increased number of authorized shares of Common Stock by virtue of the amendment of the Articles of Incorporation effected by filing the Articles of Merger with the Nevada Secretary of State on February 22, 2011.

Item 2. Exhibits.

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 filed by the registrant on November 21, 2007) (registration file no. 333-147560)

3.1.1*

Articles of Merger, filed with the Nevada Secretary of State on February 22, 2011 (amending the Articles of Incorporation by changing the corporation’s name and increasing the number of authorized shares)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 filed by the registrant on November 21, 2007) (registration file no. 333-147560)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

Date:  November 21, 2011

By: /s/ Timothy G. Dixon

Timothy G. Dixon, President

EXHIBITS INDEX

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 filed by the registrant on November 21, 2007) (registration file no. 333-147560)
3.1.1

Articles of Merger, filed with the Nevada Secretary of State on February 22, 2011 (amending the Articles of Incorporation by changing the corporation’s name and increasing the number of authorized shares)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 filed by the registrant on November 21, 2007) (registration file no. 333-147560)

3